Exhibit 5.1

             [Letterhead of Goodwin, Procter & Hoar]


                                        January 6, 1994


Property Capital Trust
One Post Office Square
Boston, MA 02109

Ladies and Gentlemen:

          Re:  Property Capital Trust 1992 Stock Option Plan
               Registration Statement on Form S-8

          In connection with the Registration Statement on Form S-8 (the "Registration Statement") of Property Capital Trust (the "Trust"), being filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended, with respect to 250,000 Common Shares no par value (the "Shares") of the Trust that are authorized for issuance pursuant to the Property Capital Trust 1992 Stock Option Plan (the "Stock Option Plan"), we have been requested as special Massachusetts counsel to the Trust to furnish our opinion as to the legality of the Shares to be registered thereunder.

          We have examined originals or copies, authenticated to our satisfaction, of the Trust's Declaration of Trust as amended and on file with the Secretary of State of the Commonwealth of Massachusetts, the By-Laws of the Trust, the Stock Option Plan and records of certain of the Trust's proceedings. We have also made such other investigations of fact and law, and have examined and relied upon the originals or copies, certified or otherwise identified to our satisfaction, of such documents, records, certificates or other instruments, and upon such factual information otherwise supplied to us, as in our judgment are necessary or appropriate to render the opinion expressed below.

          Based upon the foregoing, we are of the opinion that, under the laws of the Commonwealth of Massachusetts, in which state the Trust is organized and has its principal place of business, the Shares have been duly authorized and, when issued and paid for upon the exercise of options granted under the Stock Option Plan in accordance with the terms thereof, will be validly issued, fully paid and nonassessable by the Trust.

          We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference therein to our firm as providing the opinion as to the legality of the Shares.

                                   Very truly yours,


                                   GOODWIN, PROCTER & HOAR